Exhibit 4.1

EXECUTION VERSION

FIFTH SUPPLEMENTAL INDENTURE

This FIFTH SUPPLEMENTAL INDENTURE, dated as of March 20, 2018 (this “Supplemental Indenture”), is entered into by and among Sears Holdings Corporation (the “Company”), the Guarantors (as defined in the Indenture), and Wilmington Trust, National Association, as successor Trustee and Collateral Agent (the “Trustee”).

W I T N E S S E T H

WHEREAS the Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of October 12, 2010 (as amended, supplemented or otherwise modified in accordance with its terms, the “Indenture”), providing for the issuance of 6-5/8% Senior Secured Notes due 2018, in aggregate principal amount of $1,250,000,000 (the “Notes”);

WHEREAS Section 8.02(a) of the Indenture provides that with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, other than notes held by the Company or affiliates of the Company (the “Requisite Consents”), the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Security Documents, subject to certain exceptions;

WHEREAS, the Company has solicited consents (the “Consent Solicitation”) from eligible Holders of the Notes to certain proposed amendments to the Indenture as set forth herein (the “Proposed Amendments”) pursuant to the terms of the Company’s Confidential Offering Memorandum and Consent Solicitation Statement dated February 15, 2018 (the “Offering Memorandum”);

WHEREAS, the Company has offered pursuant to the Offering Memorandum to exchange the Notes for new 6-5/8% Senior Secured Convertible PIK Toggle Notes due 2019 (the “Exchange Offer”);

WHEREAS, pursuant to the Consent Solicitation, the Requisite Consents for the adoption of the Proposed Amendments have been obtained, and this Supplemental Indenture complies with the requirements of Article 8 of the Indenture;

WHEREAS the execution and delivery of this Supplemental Indenture has been authorized by the Board of Directors of the Company, and the Company has requested the Trustee join with it in the execution and delivery of this Supplemental Indenture;

WHEREAS in accordance with Section 8.06 and Section 12.04 of the Indenture, the Company has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that the Supplemental Indenture is authorized or permitted by the Indenture and that all conditions precedent to its execution and delivery have been complied with.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.

2. The Indenture is hereby amended by deleting the following sections of the Indenture in their entirety:

•	Section 4.02 Reports to Holders

•	Section 4.04 Limitation on Liens

•	Section 4.05 Limitation on Sale and Leaseback Transactions

•	Section 4.06 Additional Guarantees

•	Section 4.07 Change of Control Offer

•	Section 4.08 Collateral Coverage Offer

•	Section 5.01 Limitations on Mergers and Sales of Assets (only with respect to clauses (b) and (c))

•	Section 6.01 Events of Default (only with respect to clause (6))

•	Section 11.01(b) (solely to the extent that it requires the liens securing the Notes to be subject only to Permitted Liens)

Any and all references to any sections of the Indenture or Global Notes which are deleted by any section of this Supplemental Indenture, and any and all obligations related solely to such deleted sections throughout the Indenture or Global Notes, are of no further force or effect. Any and all terms defined in the Indenture or Global Notes which are (i) used in any sections of the Indenture or Global Notes deleted by any Section of this Supplemental Indenture and (ii) not otherwise used in any other section of the Indenture or Global Notes not affected by this Supplemental Indenture, are hereby deleted.

3. The following defined terms contained in the Indenture are hereby amended and restated in their entirety as follows:

“Additional First Lien Obligations” means any indebtedness of the Issuer or any Restricted Subsidiary, other than the Credit Agreement Obligations, that is secured by a Lien on the Collateral ranking contractually prior to the Notes Liens; provided that the representative of such Additional First Lien Obligations executes a joinder agreement to the Intercreditor Agreement (or another intercreditor agreement on terms not less favorable to the Holders of Notes than the Intercreditor Agreement) agreeing to be bound thereby. At the Issuer’s option, any indebtedness secured by a Lien may be “Additional First Lien Obligations”.

“Pari Passu Junior Lien Obligations” means any indebtedness of the Issuer or any Guarantor that is secured by a Lien on the Collateral equally and ratably with the Notes Liens; provided that the representative of such Pari Passu Junior Lien Obligations executes a joinder

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agreement to the Security Agreement and the Intercreditor Agreement or enters into an additional intercreditor agreement with the Collateral Agent providing that any amounts received in respect of the Collateral in connection with an enforcement of the Notes Liens or the Liens securing such Pari Passu Junior Lien Obligations (or received in respect of such Liens in any bankruptcy or insolvency proceeding) shall, subject to the Intercreditor Agreement, after payment of expenses of the Collateral Agent and the collateral agent for each other class of Pari Passu Junior Lien Obligations, be distributed to the Trustee and each other agent for the holders of Pari Passu Junior Lien Obligations on a pro rata basis based on the amount of outstanding obligations of each such class. At the Issuer’s option, any indebtedness secured by a Lien may be “Pari Passu Junior Lien Obligations”.

4. The Intercreditor Agreement is hereby amended and restated in its entirety, subject to the execution thereof by the other parties thereto, in the form attached hereto as Exhibit A and the Collateral Trustee is authorized and directed by the requisite holders of the Notes and by the Issuer to enter into an amended and restated Intercreditor Agreement in the form attached hereto as Exhibit A.

5. The Security Agreement is hereby amended and restated in its entirety, subject to the execution thereof by the other parties thereto, in the form attached hereto as Exhibit B and the Trustee and Collateral Trustee is authorized and directed by the requisite holders of the Notes and by the Issuer to enter into an amended and restated Security Agreement in the form attached hereto as Exhibit B.

6. Effectiveness. This Supplemental Indenture shall become effective upon execution by all parties hereto, however the amendments to the Indenture and the Security Documents set forth in Sections 2 through 5 above shall not become operative until the Exchange Offer is consummated and shall become effective and operative immediately and automatically, without further notice or other action by any party, upon consummation of the Exchange Offer.

7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended or supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

8. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

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10. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

11. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

CALIFORNIA BUILDER APPLIANCES, INC.
FLORIDA BUILDER APPLIANCES, INC.
KMART CORPORATION
KMART HOLDING CORPORATION
KMART OPERATIONS LLC
SEARS OPERATIONS LLC
SEARS, ROEBUCK AND CO.

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

SEARS HOLDINGS MANAGEMENT CORPORATION
SEARS HOME IMPROVEMENT PRODUCTS, INC.

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: President

SEARS ROEBUCK ACCEPTANCE CORP.

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Vice President, Finance

[Signature Page to Fifth Supplemental Indenture]

A&E FACTORY SERVICE, LLC
A&E HOME DELIVERY, LLC
A&E LAWN & GARDEN, LLC
A&E SIGNATURE SERVICE, LLC
KLC, INC.
KMART OF MICHIGAN, INC.
PRIVATE BRANDS, LTD.
SEARS BRANDS MANAGEMENT CORPORATION
SEARS PROTECTION COMPANY
SEARS PROTECTION COMPANY (FLORIDA), L.L.C.
SEARS, ROEBUCK DE PUERTO RICO, INC.
SOE, INC.
STARWEST, LLC

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Vice President

KMART.COM LLC

By: Bluelight.com, Inc., its Member

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Vice President

KMART OF WASHINGTON LLC
KMART STORES OF ILLINOIS LLC
KMART STORES OF TEXAS LLC
MYGOFER LLC

By: Kmart Corporation, its Member

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

[Signature Page to Fifth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

[Signature Page to Fifth Supplemental Indenture]

Exhibit A

[See Exhibit 10.3 to this Current Report on Form 8-K]

Exhibit B

[See Exhibit 10.2 to this Current Report on Form 8-K]